UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  September 10, 2014

AnythingIT, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Company's telephone number, including area code: (877) 766-3050

Not applicable.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Convertible Note to Macallan Partners, LLC

On September 3, 2014 (the “MP Issuance Date”), AnythingIT, Inc. (“we,” “us,” “our,” or “Company”) issued a convertible promissory note (the “MP Note”) to Macallan Partners, LLC (“MP”), in the original principal amount of $40,000.00 (“MP Principal Amount”), which bears interest at 4% per annum.  The MP Note was issued in exchange for $35,000.00 (“MP Purchase Price”), after an original issue discount of $5,000.00, which was funded in cash by MP on September 10, 2014 (the “MP Effective Date”).  All outstanding principal and accrued interest on the MP Note is due and payable on the maturity date, which is September 1, 2015 (the “MP Maturity Date”).  A portion of the MP Purchase Price, in the amount of $3,000.00, was paid to Anubis Capital Partners, LLC for due diligence fees.

Any amount of principal due under the MP Note, which is not paid by the MP Maturity Date (subject to a 10 day grace period), will bear interest at the rate of 18% per annum until it is paid (“MP Default Interest”).

The MP Note is convertible by MP into shares of common stock of the Company (“Common Stock”) at any time after the MP Effective Date.  The conversion price for each share of Common Stock is the lower of (i) 50% multiplied by the bid price on the day of the applicable notice of conversion or (ii) 50% multiplied by the lowest trading price in the previous twenty (20) trading days prior to the relevant notice of conversion (the “MP Conversion Price”).  However, the MP Conversion Price will under no circumstances be lower than $0.00005.  The MP Conversion Price is subject to certain adjustments if we issue securities exchangeable for Common Stock at a price lower than the applicable MP Conversion Price at that time.  We have agreed to initially reserve 85,000,000 shares of Common Stock to be issued upon conversions under the MP Note.  Thereafter, we have agreed to reserve shares of Common Stock equal to four times the total amount of outstanding principal and interest under the MP Note.

The MP Note can be prepaid by us at a premium as follows: (a) between 1 and 60 days after issuance – 125% of the total outstanding amount; (b) between 61 and 120 days after issuance – 135% of the total outstanding amount; and (c) between 121 days after issuance and the MP Maturity Date – 150% of the total outstanding amount.  After the Maturity Date, we do not have a right of prepayment.

All amounts due under the MP Note may become immediately due and payable by us, upon MP’s request, after an event of default, including but not limited to (i) our failure to pay interest when due, (ii) our failure to pay the MP Principal Amount when due, (iii) insolvency, (iv) our filing of a bankruptcy petition, (v) an involuntary bankruptcy proceeding filed against us, or (vi) delinquency in our SEC filing requirements.

We will obtain a written agreement from any successor entity, confirming their obligation to perform under the MP Note, before we complete any consolidation, merger, or sale of all or substantially all of our assets.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, MP is an accredited investor, MP acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the MP Note is qualified in its entirety by reference to such MP Note, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note to Redwood Fund II, LLC

On August 22, 2014 (the “RF Issuance Date”), AnythingIT, Inc. (“we,” “us,” “our,” or “Company”) issued a convertible promissory note (the “RF Note”) to Redwood Fund II, LLC (“RF”), in the original principal amount of $156,000.00 (“RF Principal Amount”), which bears interest at 10% per annum.  The RF Note was issued in exchange for $150,000.00 (“RF Purchase Price”), after an original issue discount of $6,000.00, which was approximately 4%.  The RF Note was funded in cash by RF on September 15, 2014 (the “RF Effective Date”).  All outstanding principal and accrued interest on the RF Note is due and payable on the maturity date, which is February 22, 2015 (the “RF Maturity Date”).

The RF Note is convertible by RF into shares of common stock of the Company (“Common Stock”) at any time after the RF Effective Date.  The conversion price for each share of Common Stock is 60% multiplied by the lowest trading price in the previous twenty (20) trading days prior to the relevant notice of conversion (the “RF Conversion Price”).  The RF Conversion Price is subject to certain adjustments if we (i) pay a stock dividend or make a distribution on shares of our Common Stock, (ii) complete a forward or reverse stock split, or (iii) issue additional shares pursuant to a reclassification of our Common Stock.  We have agreed to reserve 25,000,000 shares of Common Stock to be issued upon conversions under the RF Note.

A portion of the total amount owed under the RF Note, or the total amount owed, can be prepaid by us, at any time, at a 130% premium.  We agreed to give RF a total of seven (7) days written notice before any prepayment by us.

All amounts due under the RF Note may become immediately due and payable by us, upon RF’s election, after an event of default, including but not limited to (i) our failure to pay interest when due, (ii) our failure to pay the RF Principal Amount when due, (iii) our insolvency, (iv) our voluntary filing of a bankruptcy proceeding or an involuntary filing of a bankruptcy proceeding against us (subject to a 60 day cure period), (v) delinquency in our SEC filing requirements, (vi) our material breach of the terms of the RF Note, or (vii) our failure to deliver shares of Common Stock to RF within 3 business days from the date that we receive a notice of conversion from RF.

If we complete any consolidation, merger, sale of all or substantially all of our assets, tender off, exchange offer, or reclassification of the Common Stock (“Fundamental Transaction”), during the time that the RF Note is outstanding, then we agreed that RF would still be entitled to receive securities of the same kind and amount upon any subsequent conversions, as well as the same amount of cash upon any subsequent prepayment.

The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, RF is an accredited investor, RF acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the RF Note is qualified in its entirety by reference to such RF Note, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

ITEM 2.03   CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

Exhibit	Description

4.1	Convertible Promissory Note between AnythingIT, Inc. and Macallan Partners, LLC dated September 3, 2014.

4.2	Convertible Promissory Note between AnythingIT, Inc. and Redwood Fund II, LLC dated August 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnythingIT, Inc.

Date: September 16, 2014	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer